Exhibit 99.2
                                                                    ------------

                                    AMENDMENT

         This Amendment, effective as of December 9th, 2005 (the "Amendment"), is made by and between Factory Card Outlet of America Ltd., an Illinois corporation (the "Company"), and Michael Perri (the "Executive"), a resident of the State of Illinois.

         WHEREAS, the Company and the Executive are parties to an Employment Agreement effective as of December 23, 2004 (the "Employment Agreement"); and

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, the Company and the Executive agree as follows:

                  1. Section 2 of the Employment Agreement is hereby amended by substituting "April 7, 2008" for "April 8, 2006".

                  2. Section 10(e) of the Employment Agreement is hereby amended by deleting the "." at the end of the last sentence thereof and adding the following:

                  "; provided further that, in the event that any severance payment hereunder arises from a termination occurring after a Change in Control, such payment shall be payable by the Corporation in a single lump sum payment immediately after such termination. Notwithstanding the foregoing, to the extent required by Section 409A of the Internal Revenue Code of 1986 (the Code"), any severance payment hereunder to the Executive shall not be made before the date which is six months after the date of the Executive's separation from service (within the meaning of Section 409A(a)(2)(B)(i) of the Code) or, if earlier, the date of death of the Executive's. In the event the payment delayed under the immediately preceding sentence of this Section 10(e) arises from a termination occurring after Chance in Control, the Corporation shall, prior to the Executive's termination of employment: (i) create a trust of the type commonly referred to as a "rabbi" trust with terms substantially similar (but not identical) to the terms of the model trust published by the Internal Revenue Service in Rev. Proc. 92-64 and the other terms specified below (a "Trust"); and (ii) deposit the aggregate amount of such severance payment into the Trust. The terms of the Trust shall provide:
                  (i) for a trustee acceptable to the Executive; (ii) that the funds held by the Trust shall remain the general assets of the Corporation, which is the grantor of the Trust; (iii) that the rights of the Executive under the Trust shall be exclusively unsecured contractual rights; (iv) that the funds deposited in the trust shall be invested in a money market fund or account insured by the FDIC; (v) that all income earned on the funds held by the Trust shall be reported as income by the Corporation for federal, state, local and foreign tax purposes; (vi) that the Corporation shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses, including attorney fees, claims, liabilities, loss and damages arising out of or relating to the establishment and maintenance of the Trust;
                  (vii) that the Trust shall not be revoked or the principal invaded by the Corporation unless the Corporation is "insolvent" as defined for purposes of Rev. Proc. 92 64; and
                  (viii) that the funds deposited in the Trust and all income earned on such funds shall be paid to the Executive as soon as permitted by this Section 10(e)."

                  3. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Employment Agreement.

                  4. Except as provided herein, all of the provisions of the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                           FACTORY CARD OUTLET OF AMERICA LTD.



                                           /s/ Gary W. Rada
                                           -------------------------------------
                                           President and Chief Executive Officer



                                           /s/ Michael Perri
                                           -------------------------------------


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